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                                                                     EXHIBIT 5.1

                  [JACKSON TUFTS COLE & BLACK, LLP LETTERHEAD]
                                October 31, 1997

Lam Research Corporation
4650 Cushing Parkway
Fremont, CA 94538

        Re: Registration Statement on Form S-3 of Lam Research Corporation

Ladies and Gentlemen:

     We are acting as counsel for Lam Research Corporation, a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to $310,000,000 of the Company's 5% Convertible Subordinated Notes due 2002 (the "Notes") and 3,531,958 shares of the company's Common Stock, par value $.001 per share, issuable on conversion thereof (the "Shares"), to be sold from time to time by the selling securityholders listed in a Registration Statement on Form S-3, which is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (as amended, the "Registration Statement").

     In reaching the conclusions expressed in this opinion we have examined and relied on such documents, corporate records and other instruments, including the Indenture (the "Indenture") dated as of August 15, 1997 between the Company and LaSalle National Bank and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary to reach the opinions expressed herein. In making the foregoing examination, we have assumed the genuineness of all signatures on original documents of all copies submitted to us.

     Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, it is our opinion that:

          1. The Notes have been duly authorized for issuance by the Company.

          2. The Indenture has been duly authorized, executed and delivered by the Company.

          3. The Shares, when issued and delivered in accordance with the terms of the Notes and the Indenture upon conversion of the Notes, will be legally issued, fully paid and non-assessable.

     We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect of the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm therein under the caption "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ JACKSON TUFTS COLE & BLACK, LLP